Exhibit 11a


                             Ameritech Corporation
                   Computation for Primary Earnings Per Share


                                                          1994            1993                   1992
                                                          ----            ----                   ----
 Net Income (Loss) after extraordinary item
 and cumulative effect of change in accounting
 principles                                           ($1,063,613,000)   $1,512,798,000         ($400,361,000)
                                                       ===============    =============          =============

 Weighted average number of shares outstanding
                                                          549,238,304       544,076,354           536,559,890
 Additional dilutive effect of outstanding
 options (as determined by the application of
 the treasury stock method)
                                                            1,518,175         1,503,542               550,218
                                                       ---------------    -------------          -------------
 Weighted average shares outstanding on which
 primary earnings per share are based
                                                          550,756,479       545,579,896           537,110,108
 Primary earnings per share                                    ($1.93)            $2.77                ($0.75)
                                                       ===============    =============          =============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.

Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.

Exhibit 11a


                             Ameritech Corporation
                   Computation for Primary Earnings Per Share


                                                          1994            1993                   1992
                                                          ----            ----                   ----
 Income before extraordinary item and
 cumulative effect of change in accounting
 principles                                              $1,170,426,000   $1,512,798,000         $1,346,083,000
                                                         ==============   ==============         ==============

 Weighted average number of shares outstanding
                                                            549,238,304      544,076,354            536,559,890
 Additional dilutive effect of outstanding
 options (as determined by the application of
 the treasury stock method)
                                                              1,518,175        1,503,542                550,218
                                                         --------------   --------------         --------------
 Weighted average shares outstanding on which
 primary earnings per share are based
                                                            550,756,479      545,579,896            537,110,108
 Primary earnings per share                                       $2.13            $2.77                  $2.51
                                                         ==============   ==============         ==============


This calculation is submitted in accordance with Regulation S-K,
Item 601 (b)11, although not required by footnote 2 to paragraph
14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent. Accordingly, reported EPS does not consider dilutive securities.

Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.